EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

                  THIS AGREEMENT made as of the 11th day of JUNE, 1999

B E T W E E N:

               WAVERIDER COMMUNICATIONS (USA) INC., a corporation incorporated pursuant to the laws of Nevada, in the United States of America

               (herein called the "Corporation")

                                                               OF THE FIRST PART
               and

               PETER BONK, residing in the City of Strongsville, in the State of Ohio

               (herein called the "the Executive")

                                                              OF THE SECOND PART

               WHEREAS the Corporation desires to employ the Executive and to enter into an agreement (the "Employment Agreement") embodying the terms of such employment;

               AND WHEREAS the Executive has accepted such employment on the basis of the terms and conditions set forth herein;

               IN CONSIDERATION of the recitals and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

1.             EMPLOYMENT

               The Corporation hereby employs the Executive and the Executive hereby accepts employment with the Corporation for the term of this Employment Agreement set forth in Section 2 below, in a position and with the duties, responsibilities and authority as the Corporation may from time to time assign to him including, without limitation, those duties, responsibilities and authority more particularly set forth in Section 3 below, and upon all other terms and conditions in this Employment Agreement set forth herein.

2.             TERM

               This agreement shall be for an initial term of twelve months for the date herein. After the initial term, until terminated, this agreement shall be deemed to be automatically renewed from month to month without any action required on behalf of either party.


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3.             POSITION, RESPONSIBILITY

               It is intended that the Executive shall serve as the General Manager of the Corporation with responsibility for performing such duties for the Corporation as the Executive shall reasonably be directed to perform by the President and Chief Executive Officer of the Corporation.

               Throughout the term of this Employment Agreement, the Executive shall devote his full business time and undivided attention during normal business hours to the business and affairs of the Corporation, except for vacations and except for illness or incapacity, but, subject to Section 9 and subject to the approval of the board of directors of the Corporation, which will not be unreasonably withheld, nothing in this Employment Agreement shall preclude the Executive from devoting reasonable periods required for serving, as appropriate, on boards of directors of other corporations, from engaging in charitable and public service activities, and from managing his personal investments, provided such activities do not materially interfere with the performance of his duties and responsibilities under this Employment Agreement and do not constitute a conflict of interest with respect to his employment herein.

4.             SALARY, CASH AND STOCK COMPENSATION PLAN

               For services rendered by the Executive during the term of this Agreement, the Executive shall be entitled to receive a compensation package consisting of: (i) an annual salary; (ii) a commission package; (iii) a commission override package; and, (iv) a stock option award.

               The Executive's salary and commission package shall be reviewed at a minimum annually and may be adjusted to take into account, among other things, individual performance and general business conditions.

i) The Executive's annual salary shall be $120,000, which shall be paid as to the sum of $10,000 (before deductions) per month.

ii) The Executive shall receive a commission package calculated based on 3% of the Corporation's U.S. sales, payable quarterly. The commission calculation will be subject to a performance multiplier, of at least a factor of 1, based on achievement of certain performance objectives mutually agreed upon by the Executive and the President of the Corporation and ratified by the board of directors of the Corporation.

iii) For the three-year period commencing the date herein, the Executive shall receive a commission override on all sales of products based on the current "MAC technology" (as further defined in Schedule A hereto). The commission override shall be calculated, at $10.00 per unit sold by the Corporation and 3% of licensing revenue received by the Corporation, related to the MAC technology. The first $150,000 in commission override shall not be payable by the Corporation. Any amounts in excess of the initial $150,000 shall be payable quarterly.

iv) In addition, the Executive shall be eligible to participate in WaveRider Communications Inc.'s ("WaveRider") 1999 Incentive and Noncompensatory Stock Option Plan (the "Stock Option Plan") and any successor plans thereto established by WaveRider for the general benefit of employees. Pursuant to the Stock Option Plan, the Executive shall be awarded options to acquire 50,000 common shares ("Common Shares") in the capital of WaveRider at an exercise price of US$1.59 per share, being the closing price of the Common Shares on the OTC Bulletin Board on June 10th, 1999.

v) In consideration of signing this agreement, the Executive shall be awarded shares from WaveRider's Employee Stock Compensation
               (1997) Plan. The total award shall be equal to $450,000 based on the average closing price of the WaveRider shares for the five consecutive trading days prior to June 10th, 1999. Sale of the shares shall be subject to a lockup letter as agreed between the Executive and the President of the Corporation.



5.             PERQUISITES AND BUSINESS EXPENSES

               The Executive will be reimbursed for all reasonable expenses incurred by him or her in connection with the conduct of the Corporation's business upon presentation of sufficient evidence that such expenditures are authorized expenditures pursuant to policies adopted by the board of directors of the Corporation from time to time.

6.             BENEFIT PROGRAMS

               The Executive will be entitled to participate in the benefit programs of the Corporation from time to time in effect under the terms and conditions of such programs, including, but not limited to, pension and other retirement plans, group life insurance, hospitalization and surgical and major medical coverages, dental insurance, sick leave, including salary continuation arrangements, vacations and holidays, long-term disability, and such other fringe benefits as are or may be available from time to time to other employees of the Corporation.

7.             VACATION

               The Executive shall be entitled to all usual public holidays and, in addition, to twenty (20) days paid vacation, during each year of the Executive's employment hereunder. Such vacation shall be utilized by the Executive at such time or times as do not materially interfere with the ongoing conduct of the Corporation's business and operations.

8.             TERMINATION OF EMPLOYMENT

(a) Death - In the event of the death of the Executive during the term of this Employment Agreement, the Executive's salary will be paid to the Executive's designated beneficiary, and in the absence of such designation, to the estate or other legal representatives of the Executive, through the end of the month in which death occurs. Rights and benefits of the Executive under the Executive benefit plans and programs of the Corporation, including life insurance, will be determined in accordance with the terms and conditions of such plans and programs.

(b) Disability - The Executive's employment shall terminate automatically upon written notice from the Corporation in the event of the Executive's absence or inability to render the services required hereunder due to disability, illness, incapacity or otherwise for an aggregate of one hundred and eighty days during any 12 month period during the term. In the event of any such absence or inability, the Executive shall be entitled to receive the compensation provided for herein for such period, and thereafter the Executive shall be entitled to receive compensation in accordance with the Corporation's long-term disability plan, if any, together with such compensation, if any, as may be determined by the board of directors of the Corporation.

(c) Termination by the Corporation for Cause - In the event of a termination for cause, there will be no continued salary payments by the Corporation to the Executive and any rights and benefits of the Executive under the Executive benefit plans and programs of the Corporation will be determined in accordance with the terms of such plans and programs. For the purposes of this
               Section 8(c) and of the Executive's employment with the Corporation, "cause" shall mean that:

               (i) The Executive has committed a felony or indictable offence or has improperly enriched himself at the expense of the Corporation or has committed an act evidencing dishonesty or moral turpitude, including without limitation an act of theft;

               (ii)           The   Executive,   in  carrying   out  his  duties
                              hereunder, (A) has been wilfully or grossly negligent, or (B) has committed wilful and gross misconduct or, (C) has failed to comply with a clear instructions or directives from the board of directors of the Corporation after having been informed of a failure to so comply;

               (iii) The Executive has breached a material term of this Employment Agreement;

               (iv) The Executive becomes bankrupt or in the event a receiving order (or any analogous order under any applicable law) is made against the Executive or in the event the Executive makes any general disposition or assignment for the benefit of his creditors; or

               (v) The Executive commits any other act giving the Corporation cause to terminate the Executive's employment, including, but not limited to chronic alcoholism or drug addiction, material malfeasance or non-feasance with respect to the Executive's duties hereunder.

Prior to any termination of the Executive for cause due to any occurrence described in subparagraphs 8(c)(ii), (iii), (iv) and (v) above, the Corporation shall notify the Executive in writing of the particulars of the occurrence upon which termination would be based and shall in such notice advise the Executive as to whether, in the Corporation's sole discretion, the default of the Executive occasioned by such occurrence is capable of being cured or rectified in full without loss or damage to the Corporation, in which case the Corporation shall afford the Executive a reasonable period of not less than five business days in which to cure or rectify such default. In such event and provided the Executive cures or rectifies such default in full without loss or damage to the Corporation, the Executive's employment shall not be terminated on the basis of such occurrence.

(d) Resignation or Termination by the Corporation without Cause - Either party may terminate this agreement upon three month's written notice to the other.

                  In the event of resignation by the Executive, there will be no continued salary payments by the Corporation to the Executive after the last day actually worked and any rights and benefits of the Executive under the Executive benefit plans and programs of the Corporation will be determined in accordance with the terms of such plans and programs.

9.                NON-COMPETITION

                  The Executive agrees that during the period of the Executive's employment with the Corporation and for any period of continued compensation (with the exception of any commission override payable under Section 4 iii) to the Executive by the Corporation, as outlined in Section 8(d), the Executive shall not engage in or participate in any business activity that competes, directly or indirectly, in the North American market, with the businesses of the Corporation, or its subsidiaries or affiliates.

                  For the purposes of this Section 9, the Executive shall be deemed to "compete, directly or indirectly, with the business of the Corporation, or its subsidiaries or affiliates" if the Executive is or becomes engaged, otherwise than at the request of the Corporation, as an officer, director or the Executive of, or is or becomes associated in a management or ownership, consultant or agent, capacity with any corporation, partnership or other enterprise or venture whose business includes the distribution of competing products (other than as the beneficial owner or registered holder of not more than 5% of a company's issued and outstanding shares of the relevant class in the capital stock of any such company listed on any recognized stock exchange).

                  It is the desire and intent of the parties that the provisions of this Section 9 shall be enforceable to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this Section 9 is adjudicated unenforceable in any jurisdiction such adjudication shall apply only in that particular jurisdiction in which such adjudication is made.

10.               NON-SOLICITATION

                  The Executive agrees that for a period of one year following the termination of the Executive's employment with the Corporation for any reason whatsoever, the Executive will not, whether as principal, agent, employee, employer, director, officer, shareholder or in any other individual or representative capacity, solicit or induce employees, consultants, suppliers or customers of the Corporation, either directly or indirectly, to leave their employment or engagement with the Corporation or otherwise sever or alter their association with the Corporation or its respective subsidiaries or affiliates.

11.               CONFIDENTIAL INFORMATION

                  All confidential records, material and information and copies thereof and any and all trade secrets concerning the business or affairs of the Corporation or any of its affiliates obtained by the Executive in the course and by the reason of his employment shall remain the exclusive property of the Corporation. During the Executive's employment or at any time thereafter, the Executive shall not divulge the contents of such confidential records or any of such confidential information or trade secrets to any person or persons, and the Executive shall not, following the termination of his employment hereunder, for any reason use the contents of such confidential records or other confidential information or trade secrets for any purpose whatsoever.

12.               ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS

                  During the term of this agreement the Executive shall disclose promptly to the Corporation in writing:

               a)             All inventions, developments and discoveries; and,
               b) All writings or other artistic or creative visual expressions or integrated circuit layouts or topographies;

that can be protected by patent, copyright, mask work or trademark laws, which during the period of the Executive's engagement by the Corporation the Executive has or may make, conceive or contribute to, either solely or jointly with others, that:

               i)             relate to matters which the  Executive's  work for
                              the Corporation may be concerned; or,
               ii)            relate  to or are  connected  with  the  business,
                              products, or projects of the Corporation; or,
               iii) involve the use of the Corporation's inventions, concepts, trade secrets, time, material or facilities.

               The Executive hereby assigns and agrees to assign to the Corporation and its nominees all rights to such inventions, developments, discoveries, writings or other artistic or creative visual expressions or integrated circuit layouts or topographies discovered or developed during the Executive's engagement with the Corporation, and any copyrights, patents or mask work rights therein and any applications therefor.

               At all times during and after the Executive's engagement by the Corporation, and at no expense to the Executive, but without entitlement to further compensation beyond the payment of the Executive's usual hourly, daily or other rate for time reasonably spent, upon request, the Executive will execute and deliver such assignments, declarations, and other documents, and to perform such other acts, (including appearance as a witness in any contest), as may be requested by the Corporation to obtain or uphold, for the benefit of the Corporation, patents in any and all countries, for inventions, developments and discoveries within the categories defined above. Such inventions, developments and discoveries, and any writings or other artistic or creative visual expressions and integrated circuit layouts and topographies, as well as any copyrights or mask work rights therein, are to be and remain the property of the Corporation or its nominees.

               The Executive represents that the Executive has no agreement with or obligation to any third party that conflicts with this Section 12.

13.            WITHHOLDING

               Anything to the contrary notwithstanding, all payments required to be made by the Corporation hereunder to the Executive or his estate or beneficiaries, shall be subject to the withholding of such amounts relating to taxes as the Corporation may reasonably determine, after consultation with the Executive, it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Corporation may, in its sole discretion, accept other provisions for payment of taxes and withholdings as required by law, provided the Corporation is satisfied that all requirements of law affecting the Corporation's responsibilities to withhold have been complied with.

14.            ENTIRE AGREEMENT

               This Employment Agreement contains the entire agreement between the parties hereto with respect to matters herein and supersedes all prior agreements and understandings, oral or written, between the parties hereto relating to such matters.

15.            ASSIGNMENT

               Except as herein expressly provided, the respective rights and obligations of the Executive and the Corporation under this Employment Agreement shall not be assignable by either party without the written consent of the other party and shall enure to the benefit of and be binding upon the Executive and the Corporation and their permitted successors or assigns, including, in the case of the Corporation, any other corporation or entity with which the Corporation may be merged or otherwise combined or which may acquire the Corporation or its assets in whole or in substantial part, and, in the case of the Executive, his estate or other legal representatives. Nothing herein expressed or implied is intended to confer on any person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Employment Agreement.

16.            APPLICABLE LAW

               This Employment Agreement shall be deemed a contract under, and for all purposes shall be governed by and construed in accordance with, the laws of the State of Ohio without regard to the conflicts of laws rules thereof. The Corporation and the Executive hereby each irrevocably consent and attorn to the jurisdiction of the courts of the State of Ohio with respect to any dispute or proceeding arising in connection with this Employment Agreement.


17.            AMENDMENT OR MODIFICATION: WAIVER

               No provision of this Employment Agreement may be amended or waived unless such amendment or waiver is authorized by the Corporation (including any authorized officer or committee of the board of directors) and is in writing signed by the Executive and by a duly authorized officer of the Corporation. Except as otherwise specifically provided in this Employment Agreement, no waiver by either party hereto of any breach by the other party of any condition or provision of this Employment Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar breach, condition or provision at the same time or at any prior or subsequent time.

18.            RESIGNATIONS

               The Executive hereby agrees that, upon termination of this employment for any reason whatsoever, the Executive shall thereupon be deemed, upon the request of the Corporation, to have immediately resigned any position the Executive may have as an officer and/or director of the Corporation, together with any other office, position or directorship which the Executive may hold with any of the Corporation's subsidiaries or related entities in connection with or arising from the performance of the Executive duties of employment under this Employment Agreement. In such event, the Executive shall, at the reasonable request of the Corporation, forthwith execute any and all documents appropriate to evidence such resignations which are consistent with the terms of this Employment Agreement.

19.            PROVISIONS SURVIVING TERMINATION

               It is expressly agreed that notwithstanding termination of the Executive's employment with and by the Corporation for any reason or cause or in any circumstances whatsoever, such termination shall be without prejudice to the rights and obligations of the Executive and the Corporation, respectively, in relation or arising up to the time up to and including the date of termination; and the provisions of Sections 4 (iii), 8(d), 9, 10, 11, 12, 13, 17, 18, 19 and 20 of this Employment Agreement, all of which shall remain and continue in full force and effect unless and until the board of directors of the Corporation at its absolute discretion resolves otherwise and so notifies the Executive in writing.

20.            SEVERABILITY

               In the event that any provision or portion of this Employment Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this Employment Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

21.            COUNTERPARTS

               This Employment Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

22.            REFERENCES

               In the event of the Executive's death or a judicial determination of his incompetency, reference in this Employment Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary or beneficiaries.

23.            CAPTIONS

               Captions to the Sections of this Employment Agreement are solely for convenience and no provision of this Agreement is to be construed by reference to the captions of that Section.

24.      CURRENCY

         Unless otherwise specified herein, all dollar amounts referred to herein shall mean United States dollars.

         IN WITNESS WHEREOF this Employment Agreement has been executed by a duly authorized officer of the Corporation and the Executive as of the day first above written.

                                      WAVERIDER COMMUNICATIONS (USA) INC.

                                      By: /s/
                                          --------------------------------------
                                          D. BRUCE SINCLAIR
                                          President and Chief Executive Officer


SIGNED, SEALED and                        )
DELIVERED in the presence of:             )
                                          )
                                          )
                                          )
                                          )
/s/                                       )    /S/
--------------------------------------         ---------------------------------
Witness                                        PETER BONK

                                   SCHEDULE A

                                 MAC TECHNOLOGY

The Media Access Controller (the "MAC") physically exists as firmware.

The MAC was conceived in 1997 by P. Bonk due to the need to develop products that were more specifically designed for the outdoor wireless market. Prior systems were built with spread spectrum radios that utilized MAC's designed for an indoor environment and, therefore, produced poor results outdoors. In addition the industry was moving to an IEEE based standard (802.11) that was based even more on indoor requirements and would perform even more poorly outdoors.

The MAC was designed to maximize throughput and be optimized for longer distance operation than products being designed for the indoor market. Approximately 2000 engineering hours were spent simulating, writing and testing the HDL code that is the MAC. The engineer hired to write the HDL code is Dragan Zivkovic. The code was finished in August of 1998. Mr. Zivkovic was and is a full time employee of Transformation Techniques, Inc.

For the purpose of this agreement, MAC Technology shall be defined as the MAC, as defined above, and any modification, refinement or adaptation of the MAC for use in 2.4 MHz wireless bridging products.